Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Edward C. Milligan, Chief  Executive Officer of Main Street Banks, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)          the Quarterly Report on Form  10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of  Section 13 (a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	May 15, 2003	By:	/s/ Edward C. Milligan
Edward C. Milligan, Chairman and
Chief Executive Officer